Exhibit 99.01

PR Contacts:
David Gennarelli	Jennifer Jennings
Investor Relations	Media Relations
NetScreen Technologies, Inc.	NetScreen Technologies, Inc.
(408) 543-8125	(408) 543-8243
dgennarelli@netscreen.com	jjennings@netscreen.com

NetScreen Technologies, Inc. Reports Record Fiscal First Quarter

2004 Financial Results

SUNNYVALE, Calif. January 21, 2004—NetScreen Technologies, Inc. (Nasdaq: NSCN), today announced financial results for its fiscal first quarter ended December 31, 2003.

Revenue in the quarter ended December 31, 2003 was a record $81.0 million, an increase of 59 percent over revenue of $51.1 million in the same quarter last year and an increase of 13 percent over revenue of $71.6 million in the quarter ended September 30, 2003.

Net income calculated on the basis of generally accepted accounting principles (GAAP) for the quarter ended December 31, 2003 was $6.4 million, or $0.07 per basic and diluted share, compared to a net income of $3.2 million or $0.04 per basic and diluted share, in the same quarter last year. GAAP income from operations for the quarter ended December 31, 2003 was $10.9 million. GAAP net income and GAAP income from operations for the quarter ended December 31, 2003 include a non-cash charge of $7.1 million for stock-based compensation associated primarily with stock options granted prior to the company’s initial public offering and stock options assumed in conjunction with the November 2003 acquisition of Neoteris, Inc. GAAP net income and GAAP income from operations for the quarter ended December 31, 2003 also include a charge of $2.0 million for amortization of intangible assets associated with the acquisition of Neoteris and the September 2002 acquisition of OneSecure, Inc. GAAP net income in the same quarter last year includes the effect of non-cash charges of $6.1 million for stock-based compensation associated primarily with stock options granted prior to the company’s initial public offering and a charge of approximately $244,000 for amortization of intangible assets associated with the OneSecure acquisition.

Pro forma net income for the quarter ended December 31, 2003 was $12.9 million, or $0.15 per basic and $0.14 per diluted share, compared to pro forma net income of $10.9 million, or $0.14 per basic and $0.13 per diluted share, in the same quarter last year and pro forma net income of $11.9 million, or $0.15 per basic and $0.14 per diluted share, in the quarter ended September 30, 2003. Pro forma net income and pro forma net income per share information differs from the GAAP results because it excludes the effect of the non-cash stock-based compensation charges and amortization of intangibles charges and the related tax effects.

“The December quarter was very eventful for NetScreen,” said Robert Thomas, president and chief executive officer. “We closed the acquisition of Neoteris, the market leader in SSL VPN products, launched three significant new products and we had another superbly executed quarter from a financial perspective. We are very pleased with the rapid progress we’ve made in integrating Neoteris into the NetScreen family. We introduced new products such as the NetScreen-5GT appliance that has embedded antivirus protection provided through our partnership with Trend Micro, Inc., the Deep Inspection firewall, which provides application-level attack prevention and we launched NetScreen-Security Manager 2004, our next generation central management platform. Combined, we believe the acquisition of Neoteris and the new product introductions will be key contributors to our future growth.”

Remo Canessa, NetScreen’s chief financial officer, stated, “Strong sales in the Americas and Europe in the December quarter led NetScreen to another quarter of record revenues. We were pleased to see pro forma income from operations increase to $20.0 million, 7 percent over the September quarter despite the added operating expenses incurred with Neoteris. NetScreen generated a record $30.3 million in operating cash flow in the December quarter bringing our cash and short-term investments balance as of December 31, 2003 to $379.2 million.”

Recent Company Highlights

•	Completed the acquisition of Neoteris, Inc., the market leader in the SSL VPN product category, as well as a leader in the application security gateway market.

•	Launched the NetScreen-Hardware Security Client, a low-cost, centrally managed appliance with firewall, VPN, Deep Inspection and antivirus capabilities, designed for very large deployments in a distributed large enterprise or service provider managed service.

•	Delivered embedded antivirus functionality on the NetScreen-5GT, the industry’s first appliance to tightly integrate best-of-breed firewall, VPN, intrusion prevention and gateway antivirus security functionality in a single platform.

•	Expanded the NetScreen-5 series with the NetScreen-5GT Extended, which includes functionality for smaller sites of a large enterprise that require multiple redundancy options and additional network segmentation.

•	Received Common Criteria EAL4+ certification for the NetScreen-5200 using NSA developed protection profiles, becoming the first firewall platform to achieve this certification level for these stringent profiles. Common Criteria is a standard that helps government organizations evaluate IT security products more effectively.

•	Recognized by market research firm IDC, as the only security appliance vendor among the top 5 to grow worldwide factory revenue market share year-over-year.

•	Awarded the 2003 Security Technologies Product of the Year for our Neoteris Secure Access products by industry analyst firm Frost & Sullivan.

•	Ranked as a market leader in market research firm META Group’s METAspectrumSM for enterprise firewalls.

•	Won the coveted Editor’s Choice Award from CMP Media LLC’s Network Computing magazine, for the NetScreen-SA 5000 series SSL VPN appliances.

Outlook

The following statements are based on information the company has available today, and will be the company’s only statements of this nature until updated in the future. NetScreen assumes no duty to update this information at any time. These statements are forward-looking, and actual results may differ materially.

For the quarter ending March 31, 2004, NetScreen currently expects to achieve revenue growth of between 10 and 12 percent over the December 2003 quarter. On a GAAP basis, gross margins are expected to be between 74 and 75 percent and operating expenses are expected to increase by 13 to 15 percent in the March 2004 quarter. Pro forma gross margins are expected to be between 77 and 78 percent. In addition, the company expects pro forma operating expenses for the March 2004 quarter to increase by 12 to 14 percent over the December 2003 quarter. Pro forma operating expense and pro forma gross margin expectations exclude stock-based compensation and the amortization of intangible assets.

For the fiscal year ending September 30, 2004, NetScreen is raising its projected total revenue to range between $360 million and $375 million, representing year over year revenue growth of approximately 47 percent to 53 percent.

Conference Call

NetScreen will host a public conference call to discuss the first quarter results and current business developments, and to provide guidance for the second quarter and full year fiscal 2004 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live webcast of the call can be accessed at: http://ir.netscreen.com/ireye/ir_site.zhtml?ticker=nscn&script=2100. A replay of the webcast will be available at the same web address starting approximately two hours after the conclusion of the live webcast and running through February 29, 2004.

Institutional investors and research analysts can access the live conference by calling 877-266-4218 (U.S. and Canada) or 706-679-3421 (International). A taped replay of this call will be available starting approximately two hours after the conclusion of the live call and running through January 30, 2004. The dial-in numbers for the replay are 800-642-1687 (U.S. and Canada) and 706-645-9291 (International). The call’s ID number is: 4861311.

About NetScreen

NetScreen Technologies, Inc. is a leading developer of network security and access solutions for enterprises and carriers worldwide. NetScreen’s solutions offer multiple layers of network and application-level protection in purpose-built appliances and systems that meet customers’ security, performance and total cost of ownership objectives. NetScreen is located at 805 11th Ave., Sunnyvale, CA, 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

NetScreen, Neoteris and the NetScreen logo are trademarks of NetScreen Technologies, Inc. in the United States and other countries. Other trademarks are the property of their respective owners.

This press release contains forward-looking statements about events and circumstances that have not yet occurred. Statements under the caption “Outlook,” quotations from NetScreen executives and statements containing words such as “will,” “expects,” “believe,” “growing,” “enable,” and other statements in the future tense are forward-looking statements. Actual outcomes and results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. These risks and uncertainties include volatility in the Internet infrastructure and networking market, increased competition from established and new companies, unexpected difficulties or costs in integrating the Neoteris business with the NetScreen business, potential problems integrating other acquired companies, long sales cycles that make the timing of sales difficult to predict, and product-related risks such as timing, performance and customer acceptance of new product introductions. Detailed information about potential factors that could affect NetScreen’s business, financial condition and results of operations is included in the company’s periodic reports on Forms 10-K and 10-Q, including (without limitation) under the captions, “Factors That May Affect Our Business and Future Results of Operations and Financial Condition” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov. The company undertakes no duty to update the information in this press release.

(tables to follow)

NETSCREEN TECHNOLOGIES, INC.

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2003	2002
Revenues:
Product	$64,922	$42,451
Maintenance and service	16,095	8,619

Total revenues	81,017	51,070

Cost of revenues:
Product (A) (B)	14,778	9,283
Maintenance and service (A)	4,249	2,417

Total cost of revenues	19,027	11,700

Gross margin	61,990	39,370

Operating expenses:
Research and development (A) (B)	13,597	9,782
Sales and marketing (A) (B)	31,522	20,162
General and administrative (A)	5,970	4,191

Total operating expenses	51,089	34,135

Income from operations	10,901	5,235
Interest and other income, net	1,126	1,063

Income before taxes	12,027	6,298
Provision for income taxes	(5,653)	(3,086)

Net income	$6,374	$3,212

Basic net income per share	$0.07	$0.04

Shares used in computing basic net income per share	86,539	77,003

Diluted net income per share	$0.07	$0.04

Shares used in computing diluted net income per share	90,730	82,893

(A) Includes stock-based compensation of the following:
Cost of product revenues	$280	$411
Cost of maintenance and service revenues	341	277
Research and development	2,689	1,983
Sales and marketing	2,709	2,697
General and administrative	1,064	724

Total stock-based compensation	$7,083	$6,092

(B) Includes amortization of intangible assets of the following:
Cost of product revenues	$1,425	$186
Research and development	23	23
Sales and marketing	538	35

Total amortization of intangible assets	$1,986	$244

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(excludes stock-based compensation, amortization of intangible assets and related tax effects)

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2003	2002
Revenues:
Product	$64,922	$42,451
Maintenance and service	16,095	8,619

Total revenues	81,017	51,070

Cost of revenues:
Product (A) (B)	13,073	8,686
Maintenance and service (A)	3,908	2,140

Total cost of revenues	16,981	10,826

Gross margin	64,036	40,244

Operating expenses:
Research and development (A) (B)	10,885	7,776
Sales and marketing (A) (B)	28,275	17,430
General and administrative (A)	4,906	3,467

Total operating expenses	44,066	28,673

Pro forma income from operations	19,970	11,571
Interest and other income, net	1,126	1,063

Pro forma income before taxes	21,096	12,634
Provision for income taxes	(8,228)	(1,712)

Pro forma net income	$12,868	$10,922

Basic pro forma net income per share	$0.15	$0.14

Shares used in computing basic pro forma net income per share	86,539	77,003

Diluted pro forma net income per share	$0.14	$0.13

Shares used in computing diluted pro forma net income per share	90,730	82,893

(A) Excludes stock-based compensation of the following:
Cost of product revenues	$280	$411
Cost of maintenance and service revenues	341	277
Research and development	2,689	1,983
Sales and marketing	2,709	2,697
General and administrative	1,064	724

Total stock-based compensation	$7,083	$6,092

(B) Excludes amortization of intangible assets of the following:
Cost of product revenues	$1,425	$186
Research and development	23	23
Sales and marketing	538	35

Total amortization of intangible assets	$1,986	$244

Certain amounts have been reclassified to conform to the current presentation.

NETSCREEN TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	September 30, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,597	$53,914
Short-term investments	305,622	286,738
Restricted cash	38	38
Accounts receivable, net	37,722	35,874
Refundable income taxes	48	943
Inventories	2,924	2,501
Deferred income taxes	27,220	28,368
Other current assets	6,048	6,613

Total current assets	453,219	414,989
Property and equipment	11,370	10,667
Restricted cash	139	823
Long-term deferred income taxes	1,439	5,640
Intangible assets	38,370	4,781
Goodwill	250,420	54,271
Other assets	762	552

Total assets	$755,719	$491,723

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,804	$8,230
Accrued expenses	24,281	17,204
Accrued compensation	12,963	12,234
Deferred revenue	63,750	54,364
Current portion of restructuring liabilities	1,019	648
Current portion of debt and capital lease obligations	—	72

Total current liabilities	111,817	92,752
Restructuring liabilities, less current portion	3,754	2,042

Total liabilities	115,571	94,794
Total stockholders’ equity	640,148	396,929

Total liabilities and stockholders’ equity	$755,719	$491,723

Certain amounts have been reclassified to conform to the current presentation.

###

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Three Months Ended December 31, 2003

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments		Pro Forma
Revenues:
Product	$64,922			$64,922
Maintenance and service	16,095			16,095

Total revenues	81,017			81,017

Cost of revenues:
		(1,425	) [a]
Product	14,778	(280	) [b]	13,073
Maintenance and service	4,249	(341	) [b]	3,908

Total cost of revenues	19,027	(2,046)		16,981

Gross margin	61,990	2,046		64,036

Operating expenses:
		(23	) [a]
Research & development	13,597	(2,689	) [b]	10,885
		(538	) [a]
Sales & marketing	31,522	(2,709	) [b]	28,275
General and administrative	5,970	(1,064	) [b]	4,906

Total operating expenses	51,089	(7,023)		44,066

Income from operations	10,901	9,069		19,970
Interest & other income, net	1,126	—		1,126

Income before income taxes	12,027	9,069		21,096
Provision for income taxes	(5,653)	(2,575	) [c]	(8,228)

Net income	$6,374	$6,494		$12,868

Basic net income per share	$0.07			$0.15

Shares used in computing basic net income per share	86,539			86,539

Diluted net income per share	$0.07			$0.14

Shares used in computing diluted net income per share	90,730			90,730

Certain measures as a percentage of revenue:
Product gross margin	77.2%			79.9%
Maintenance and service gross margin	73.6%			75.7%
Gross Margin	76.5%			79.0%
Research & development expenses	16.8%			13.4%
Sales & marketing expenses	38.9%			34.9%
General and administrative expenses	7.4%			6.1%
Operating expenses	63.1%			54.4%
Income from operations	13.5%			24.6%

Notes:	[a]	reflects amortization of intangible assets
	[b]	reflects amortization of stock-based compensation
	[c]	primarily reflects the GAAP adjustments to provision for income taxes related to stock based compensation and amortization of intangible assets.

1

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Three Months Ended September 30, 2003

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments		Pro Forma
Revenues:
Product	$57,391			$57,391
Maintenance and service	14,199			14,199

Total revenues	71,590			71,590

Cost of revenues:
		(186	) [a]
Product	11,796	(355	) [b]	11,255
Maintenance and service	3,858	(269	) [b]	3,589

Total cost of revenues	15,654	(810)		14,844

Gross margin	55,936	810		56,746

Operating expenses:
		(23	) [a]
Research & development	11,924	(1,777	) [b]	10,124
		(35	) [a]
Sales & marketing	26,005	(2,516	) [b]	23,454
General and administrative	5,241	(683	) [b]	4,558

Total operating expenses	43,170	(5,034)		38,136

Income from operations	12,766	5,844		18,610
Interest & other income, net	1,028	—		1,028

Income before income taxes	13,794	5,844		19,638
Provision for income taxes	(6,647)	(1,062	) [c]	(7,709)

Net income	$7,147	$4,782		$11,929

Basic net income per share	$0.09			$0.15

Shares used in computing basic net income per share	81,125			81,125

Diluted net income per share	$0.08			$0.14

Shares used in computing diluted net income per share	86,390			86,390

Certain measures as a percentage of revenue:
Product gross margin	79.4%			80.4%
Maintenance and service gross margin	72.8%			74.7%
Gross Margin	78.1%			79.3%
Research & development expenses	16.7%			14.1%
Sales & marketing expenses	36.3%			32.8%
General and administrative expenses	7.3%			6.4%
Operating expenses	60.3%			53.3%
Income from operations	17.8%			26.0%

Notes:	[a]	reflects amortization of intangible assets
	[b]	reflects amortization of stock-based compensation
	[c]	primarily reflects the GAAP adjustments to provision for income taxes related to stock based compensation and amortization of intangible assets.

2

NetScreen Technologies, Inc.

Condensed Consolidated Statements of Operations

GAAP Reconciliation to Pro Forma

Three Months Ended December 31, 2002

(in thousands, except per share amounts and percentages)

	GAAP	GAAP to Pro Forma Adjustments		Pro Forma
Revenues:
Product	$42,451			$42,451
Maintenance and service	8,619			8,619

Total revenues	51,070			51,070

Cost of revenues:
		(186	) [a]
Product	9,283	(411	) [b]	8,686
Maintenance and service	2,417	(277	) [b]	2,140

Total cost of revenues	11,700	(874)		10,826

Gross margin	39,370	874		40,244

Operating expenses:
		(23	) [a]
Research & development	9,782	(1,983	) [b]	7,776
		(35	) [a]
Sales & marketing	20,162	(2,697	) [b]	17,430
General and administrative	4,191	(724	) [b]	3,467

Total operating expenses	34,135	(5,462)		28,673

Income from operations	5,235	6,336		11,571
Interest & other income, net	1,063	—		1,063

Income before income taxes	6,298	6,336		12,634
Provision for income taxes	(3,086)	1,374	[c]	(1,712)

Net income	$3,212	$7,710		$10,922

Basic net income per share	$0.04			$0.14

	77,003			77,003

Shares used in computing basic net income per share
Diluted net income per share	$0.04			$0.13

Shares used in computing diluted net income per share	82,893			82,893

Certain measures as a percentage of revenue:
Product gross margin	78.1%			79.5%
Maintenance and service gross margin	72.0%			75.2%
Gross Margin	77.1%			78.8%
Research & development expenses	19.2%			15.2%
Sales & marketing expenses	39.5%			34.1%
General and administrative expenses	8.2%			6.8%
Operating expenses	66.8%			56.1%
Income from operations	10.3%			22.7%

Notes:	[a]	reflects amortization of intangible assets
	[b]	reflects amortization of stock-based compensation
	[c]	primarily reflects the GAAP adjustments to provision for income taxes related to stock based compensation and amortization of intangible assets.

3

NETSCREEN TECHNOLOGIES, INC.

Estimated Incremental Operating Expenses Related to the Acquisition of Neoteris, Inc. (3)

(in thousands)

	Three Months Ended December 31, 2003
	Low (1)	High (2)
	$	$
GAAP incremental operating expense	6,872	7,272
Stock based compensation	(2,370)	(2,370)
Amortization of intangible assets	(502)	(502)

Pro forma incremental operating expenses	4,000	4,400

(1)	Low guidance reflects the high end of the estimated incremental operating expenses.

(2)	High guidance reflects the low end of the estimated incremental operating expenses.

(3)	Acquisition closed on November 14, 2003.

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NETSCREEN TECHNOLOGIES, INC.

Guidance Summary

Reconciliation of GAAP to Pro Forma Gross Margin and Operating Expense (Unaudited)

( in thousands, except percentages)

	Three Months Ending Mar. 31, 2004
	Low (1)		High (2)
	$	% of Revenue	$	% of Revenue
Revenues—GAAP and Pro forma	89,119	100.0%	90,739	100.0%

GAAP gross margin	66,212	74.3%	68,366	75.3%
Stock based compensation	558	0.6%	558	0.6%
Amortization of intangible assets	1,852	2.1%	1,852	2.0%

Pro Forma gross margin	68,622	77.0%	70,776	78.0%

GAAP operating expenses	58,527	65.7%	57,646	63.5%
Stock based compensation	(7,229)	-8.1%	(7,229)	-8.0%
Amortization of intangible assets	(1,063)	-1.2%	(1,063)	-1.2%

Pro forma operating expenses	50,235	56.4%	49,354	54.4%

Notes:

(1)	Low guidance reflects 10% revenue increase over the prior quarter, 77% pro forma gross margin and 14% pro forma operating expense increase over the prior quarter.
(2)	High guidance reflects 12% revenue increase over the prior quarter, 78% pro forma gross margin and 12% pro forma operating expense increase over the prior quarter.

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